Exhibit 99.1

GEOMET, INC. TO PRESENT AT IPAA OGIS SAN FRANSICO CONFERENCE

HOUSTON, September 28, 2007 – GeoMet, Inc. (NASDAQ: GMET) announced today that it will be presenting at the IPAA Oil and Gas Investment Symposium West Conference on Monday, October 1, 2007 at 3:55 p.m., Pacific Time.

The presentation, made by Chairman, President and Chief Executive Officer, Darby Seré and Executive Vice President and Chief Financial Officer, William Rankin will be held at the Palace Hotel in San Francisco, California.

Both the presentation and the live webcast will be available on the Company’s website at www.geometinc.com.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane” or “CBM”). Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Colorado, Louisiana, Virginia, and West Virginia.

For more information, please visit the Company’s web site at www.geometinc.com or contact Steve Smith at (713) 287-2251 or ssmith@geometcbm.com.